                                                                      EXHIBIT 22
                                                                     PAGE 1 OF 2

                           HOST MARRIOTT CORPORATION

                                  SUBSIDIARIES

 1) Beachfront Properties, Inc.
 2) CBM One Corporation
 3) CBM Two Corporation
 4) East Boston Properties, Inc.
 5) Farrell's Ice Cream Parlour Restaurants, Inc.
 6) G.L. Insurance Corporation
 7) HMC Acquisition Properties, Inc.
 8) HMC Acquisitions, Inc.
 9) HMC Airport, Inc.

10) HMC AP Canada, Inc.

11) HMC Boyton Beach, Inc.

12) HMC California Leasing Corporation

13) HMC Eastside Financial Corporation

14) HMC Eastside, Inc.

15) HMC Gateway, Inc.

16) HMC Leisure Park Corporation

17) HMC Mexair, Inc.

18) HMC Mexpark, Inc.

19) HMC Polanco, Inc.

20) HMC Retirement Properties, Inc.

21) HMC SFO, Inc.

22) HMC Toronto EC, Inc

23) HMC Ventures, Inc.

24) HMC Westport Corporation

25) HMH HPT Courtyard, Inc.

26) HMH Marina Inc.

27) HMH Pentagon Corporation

28) HMH Properties, Inc.

29) HMH Realty Company, Inc.

30) HMH Restaurants, Inc.

31) HMH Rivers, Inc.

32) HMH WTC, Inc.

33) Host Airport Hotels, Inc.

34) Host Investment, Inc.

35) Host La Jolla, Inc.

36) Host Marriott BCH Hotel Corporation

37) Host Marriott GTN Corporation

38) Host Marriott Hospitality, Inc.

39) Hot Shoppes, Inc.

40) Hotel Properties Management, Inc.

41) Marriott's Bickford's Family Fare, Inc.

42) Marriott Barbados, Ltd.

43) Marriott Condominium Development Corporation

44) Marriott Desert Springs Corporation

45) Marriott Family Restaurants, Inc. of Illinois

46) Marriott Family Restaurants, Inc. of Vermont

                                                                      EXHIBIT 22
                                                                     PAGE 2 OF 2

                           HOST MARRIOTT CORPORATION

                                  SUBSIDIARIES

47) Marriott Family Restaurants, Inc. of Wisconsin

48) Marriott FIBM One Corporation

49) Marriott Financial Services, Inc.

50) Marriott Hanover Hotel Corporation

51) Marriott Hotels of NY City, Inc.

52) Marriott Hotels of San Diego, Inc.

53) Marriott Marquis Corporation

54) Marriott MDAH One Corporation

55) Marriott MHP Two Corporation

56) Marriott Park Ridge Corporation

57) Marriott PLP Corporation

58) Marriott Properties, Inc.

59) Marriott Realty Sales, Inc.

60) Marriott RIBM Three Corporation

61) Marriott RIBM Two Corporation

62) Marriott SBM One Corporation

63) Marriott SBM Two Corporation

64) Marriott YBG Corporation

65) MOHS Corporation

66) Montana Food and Beverage Services, Inc.

67) Philadelphia Airport Hotel Corporation

68) Philadelphia Market Street Hotel Corporation

69) RIBM One Corporation

70) Saga Property Leasing Corporation

71) Saga Restaurants, Inc.

72) SFM Finance Corporation

73) Sparky's Virgin Islands, Inc.

74) O.T.E.C. Operations Limited

75) O.T.E.C. Hotels Ltd.

76) Wharf Acquisition, Inc.

77) Willmar Distributors, Inc.